Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES FISCAL 2021 THIRD-QUARTER FINANCIAL RESULTS

•	Q3 Business and Financial Highlights:

•	Net Sales Were $112 Million

•	Adjusted Gross Margin, Adjusted Profitability Better than Expected

•	Cash Significantly Increased to More Than $80 Million

•	Full-Year Adjusted Top- and Bottom-Line Guidance Reiterated

•	Added Another Large, Durable Asset to Pipeline, Biosimilar Insulin Aspart

•	Post Quarter End:

•	Completed Re-financing Transaction

•	Retired Outstanding Term B Loan Balance of ~$540 Million

•	Improves Cash Flow Significantly

•	Extended Debt Maturity to 2026 at Fixed Interest Rates

•	Submitted ANDA for Generic ADVAIR DISKUS®

Philadelphia, PA – May 5, 2021 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2021 third quarter ended March 31, 2021.

“In recent months, we have significantly advanced a number of strategic initiatives,” said Tim Crew, chief executive officer of Lannett. “In April, we successfully completed a transaction to refinance our debt, using the proceeds to retire the outstanding Term Loan B balance of approximately $540 million that was set to mature in November of next year. As a result, we have extended the maturity of our debt to 2026 from 2022, which is after several high-value pipeline assets are expected to be commercialized. Moreover, we improved our free cash flow, by approximately $50 million in the first year alone, which we plan to use, in part, to support our growth initiatives.

“We were pleased with our fiscal 2021 third quarter financial results. While net sales were slightly lower than our expectations, adjusted gross margin, adjusted EBITDA and adjusted earnings per share were higher than we anticipated. Selling, general and administrative expenses were lower compared with the same quarter last year. Moreover, we ended the quarter with more than $80 million in cash, up from approximately $34 million at December 31, 2020.

“Looking ahead, we expect to launch a number of products in the coming months, and we continue to advance our durable, large market opportunity assets. Last month we announced the submission of an Abbreviated New Drug Application (ANDA) for generic ADVAIR DISKUS®, an inhalation drug device combination product. Also, the pivotal clinical trial has been initiated for generic Flovent Diskus®, another key respiratory product in our pipeline. And, last but not least, in the third quarter we added to our pipeline another potentially large and durable biosimilar asset, fast acting insulin aspart.”

For the fiscal 2021 third quarter on a GAAP basis, net sales were $112.4 million compared with $144.4 million for the third quarter of fiscal 2020. Gross profit was $26.5 million, or 24% of net sales, compared with $41.7 million, or 29% of net sales. During last year’s third quarter, the company recorded non-cash, asset impairment charges of $14.0 million, related to the write-down of the value of a product license agreement. Net loss was $7.1 million, or $0.18 per share, compared with $16.6 million, or $0.43 per share, for the third quarter of fiscal 2020.

For the fiscal 2021 third quarter reported on a Non-GAAP basis, net sales were $112.4 million compared with $144.4 million for the third quarter of fiscal 2020. Adjusted gross profit was $30.4 million, or 27% of net sales, compared with $52.3 million, or 36% of net sales, for the prior-year third quarter. Adjusted interest expense decreased to $9.8 million compared with $12.7 million for the second quarter of fiscal 2020. Adjusted net income was $1.0 million, or $0.02 per diluted share, compared with $11.7 million, or $0.27 per diluted share, for the fiscal 2020 third quarter. Adjusted EBITDA for the fiscal 2021 third quarter was $17.0 million.

Guidance for Fiscal 2021

Based on its current outlook and recent financing, the company revised guidance for fiscal year 2021, with the primary change related to interest expense, and is as follows:

	GAAP	Adjusted*
Net sales	$480 million to $500 million, unchanged	$480 million to $500 million, unchanged
Gross margin %	Approximately 14% to 16%, unchanged	Approximately 24% to 26%, unchanged
R&D expense	$26 million to $28 million, unchanged	$26 million to $28 million, unchanged
SG&A expense	$62 million to $64 million, up from $58 million to $60 million	$52 million to $54 million, unchanged
Restructuring expense	$4 million, unchanged	$--
Asset impairment charges	$198 million, unchanged	$--
Interest and other	Approximately $71 million, up from $53 million to $54 million	Approximately $44 million, up from $41 million to $42 million
Effective tax rate	Approximately 27% to 28%	N/A
Income tax expense/(benefit)	N/A	$1 million to ($1 million)
Adjusted EBITDA	N/A	$75 million to $85 million, unchanged
Capital expenditures	$10 million to $15 million, unchanged	$10 million to $15 million, unchanged

*A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2021 third quarter ended March 31, 2021. The conference call will be available to interested parties by dialing 888-895-5479 from the U.S. or Canada, or 847-619-6250 from international locations, passcode 50156994. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. The Company also believes that including Adjusted EBITDA is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) non-cash interest expense, as well as (4) certain other items considered unusual or non-recurring in nature.

ADVAIR DISKUS® and Flovent® Diskus® are registered trademarks of GlaxoSmithKline.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, successfully commercializing recently introduced products and launching and successfully commercializing additional products in fiscal 2021, achieving cost savings from the recently announced restructuring and cost savings plan, the potential material impact of COVID-19 on future financial results, and achieving the financial metrics stated in the company’s revised guidance for fiscal 2021, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the company's judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	(Unaudited)
	March 31, 2021	June 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$81,290	$144,329
Accounts receivable, net	114,691	125,688
Inventories	113,074	142,867
Income taxes receivable	40,043	14,419
Assets held for sale	2,678	2,678
Other current assets	18,135	13,227
Total current assets	369,911	443,208
Property, plant and equipment, net	168,844	179,518
Intangible assets, net	160,138	374,735
Operating lease right-of-use asset	10,762	9,343
Deferred tax assets	138,019	117,890
Other assets	14,696	11,861
TOTAL ASSETS	$862,370	$1,136,555

LIABILITIES
Current liabilities:
Accounts payable	$32,605	$32,535
Accrued expenses	4,025	14,962
Accrued payroll and payroll-related expenses	9,758	16,304
Rebates payable	31,848	38,175
Royalties payable	14,541	20,863
Restructuring liability	42	27
Current operating lease liabilities	2,040	1,097
Short-term borrowings and current portion of long-term debt	-	88,189
Other current liabilities	2,270	2,713
Total current liabilities	97,129	214,865
Long-term debt, net	610,698	592,940
Long-term operating lease liabilities	11,306	9,844
Other liabilities	19,187	16,010
TOTAL LIABILITIES	738,320	833,659

STOCKHOLDERS' EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 40,872,485 and 39,963,127 shares issued; 39,539,798 and 38,798,787 shares outstanding at March 31, 2021 and June 30, 2020, respectively)	41	40
Additional paid-in capital	328,911	321,164
Accumulated deficit	(186,880)	(1,291)
Accumulated other comprehensive loss	(603)	(627)
Treasury stock (1,332,687 and 1,164,340 shares at March 31, 2021 and June 30, 2020, respectively)	(17,419)	(16,390)
Total stockholders' equity	124,050	302,896
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$862,370	$1,136,555

LANNETT COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three months ended		Nine months ended
	March 31,		March 31,
	2021	2020	2021	2020
Net sales	$112,370	$144,372	$372,769	$407,824
Cost of sales	82,063	94,380	298,738	258,699
Amortization of intangibles	3,851	8,316	21,097	23,497
Gross profit	26,456	41,676	52,934	125,628
Operating expenses:
Research and development expenses	5,973	7,441	18,156	23,287
Selling, general and administrative expenses	17,636	22,147	46,502	60,876
Restructuring expenses	-	191	4,043	1,771
Asset impairment charges	-	13,989	198,000	15,607
Total operating expenses	23,609	43,768	266,701	101,541
Operating income (loss)	2,847	(2,092)	(213,767)	24,087
Other income (loss):
Loss on extinguishment of debt	-	-	-	(2,145)
Investment income	80	393	168	1,552
Interest expense	(12,631)	(16,177)	(40,613)	(52,163)
Other	18	(380)	23	(181)
Total other loss	(12,533)	(16,164)	(40,422)	(52,937)
Loss before income tax	(9,686)	(18,256)	(254,189)	(28,850)
Income tax benefit	(2,544)	(1,664)	(68,600)	(5,185)
Net loss	$(7,142)	$(16,592)	$(185,589)	$(23,665)

Loss per common share:
Basic	$(0.18)	$(0.43)	$(4.72)	$(0.61)
Diluted (1)	$(0.18)	$(0.43)	$(4.72)	$(0.61)

Weighted average common shares outstanding:
Basic	39,511,296	38,707,049	39,340,670	38,539,850
Diluted (1)	39,511,296	38,707,049	39,340,670	38,539,850

(1) Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended March 31, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Operating income	Other loss	Income (loss) before income tax	Income tax benefit	Net income (loss)	Diluted earnings (loss) per share (g)
GAAP Reported	$112,370	$82,063	$3,851	$26,456	24%	$5,973	$17,636	$2,847	$(12,533)	$(9,686)	$(2,544)	$(7,142)	$(0.18)
Adjustments:
Amortization of intangibles (a)	-	-	(3,851)	3,851		-	-	3,851	-	3,851	-	3,851
Cody API business (b)	-	(91)	-	91		-	(18)	109	-	109	-	109
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	1,051	-	1,051	-	1,051
Non-cash interest (d)	-	-	-	-		-	-	-	2,823	2,823	-	2,823
Other (e)	-	-	-	-		-	(2,191)	2,191	-	2,191	-	2,191
Tax adjustments (f)	-	-	-	-		-	-	-	-	-	1,923	(1,923)

Non-GAAP Adjusted	$112,370	$81,972	$-	$30,398	27%	$5,973	$14,376	$10,049	$(9,710)	$339	$(621)	$960	$0.02

(a) To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI

(b) To exclude the operating results of the ceased Cody API business

(c) To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude non-cash interest expense associated with debt issuance costs

(e) To primarily exclude the reimbursement of legal costs associated with a distribution agreement

(f) To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(g) The weighted average share number for the three months ended March 31, 2021 is 39,511,296 for GAAP and 41,051,998 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended March 31, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other loss	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$144,372	$94,380	$8,316	$41,676	29%	$7,441	$22,147	$191	13,989	$(2,092)	$(16,164)	$(18,256)	$(1,664)	$(16,592)	$(0.43)
Adjustments:
Amortization of intangibles (a)	-	-	(8,316)	8,316		-	-	-	-	8,316	-	8,316	-	8,316
Cody API business (b)	-	(983)	-	983		(47)	(58)	-	-	1,088	-	1,088	-	1,088
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,058)	-	-	1,058	-	1,058	-	1,058
Decommissioning of Philadelphia sites (d)	-	(192)	-	192		-	-	-	-	192	-	192	-	192
Branded prescription drug fee (e)	-	-	-	-		-	(2,957)	-	-	2,957	-	2,957	-	2,957
Restructuring expenses (f)	-	-	-	-		-	-	(191)	-	191	-	191	-	191
Asset impairment charge (g)	-	-	-	-		-	-	-	(13,989)	13,989	-	13,989	-	13,989
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	3,430	3,430	-	3,430
Other (i)	-	(1,168)	-	1,168		(29)	(354)	-	-	1,551	357	1,908	-	1,908
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	4,832	(4,832)

Non-GAAP Adjusted	$144,372	$92,037	$-	$52,335	36%	$7,365	$17,720	$-	$-	$27,250	$(12,377)	$14,873	$3,168	$11,705	$0.27

(a) To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(b) To exclude the operating results of the ceased Cody API business

(c) To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites, including costs to transfer products to other locations

(e) To exclude the federally mandated branded prescription drug fee related to Levothyroxine, a product the Company no longer sells

(f) To exclude expenses associated with the Cody API Restructuring Plan

(g) To exclude an impairment charge associated with an agreement to distribute Methylphenidate AB

(h) To exclude non-cash interest expense associated with debt issuance costs

(i) To exclude costs primarily related to the write-down of property, plant and equipment as well as COVID-19 special recognition payments

(j) To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(k) The weighted average share number for the three months ended March 31, 2020 is 38,707,049 for GAAP and 46,132,471 for the non-GAAP earnings (loss) per share calculations. Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Nine months ended March 31, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other loss	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (k)
GAAP Reported	$372,769	$298,738	$21,097	$52,934	14%	$18,156	$46,502	$4,043	$198,000	$(213,767)	$(40,422)	$(254,189)	$(68,600)	$(185,589)	$(4.72)
Adjustments:
Amortization of intangibles (a)	-	-	(21,097)	21,097		-	-	-	-	21,097	-	21,097	-	21,097
Cody API business (b)	-	(249)	-	249		(5)	(473)	-	-	727	-	727	-	727
Depreciation on capitalized software costs (c)	-	-	-	-		-	(3,153)	-	-	3,153	-	3,153	-	3,153
Restructuring expenses (d)	-	-	-	-		-	-	(4,043)	-	4,043	-	4,043	-	4,043
Asset impairment charges (e)	-	-	-	-		-	-	-	(198,000)	198,000	-	198,000	-	198,000
Write-downs for excess and obsolete inventory (f)	-	(16,623)	-	16,623		-	-	-	-	16,623	-	16,623	-	16,623
Distribution agreement renewal costs (g)	-	(4,966)	-	4,966		-	-	-	-	4,966	-	4,966	-	4,966
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	9,073	9,073	-	9,073
Other (i)	-	-	-	-		-	(3,695)	-	-	3,695	-	3,695	-	3,695
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	-	69,376	(69,376)

Non-GAAP Adjusted	$372,769	$276,900	$-	$95,869	26%	$18,151	$39,181	$-	$-	$38,537	$(31,349)	$7,188	$776	$6,412	$0.16

(a) To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI

(b) To exclude the operating results of the ceased Cody API business

(c) To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude expenses associated with the 2020 Restructuring Plan

(e) To exclude asset impairment charges primarily related to the KUPI product rights intangible assets

(f) To exclude write-downs for excess and obsolete inventory related to the discontinuance of certain product lines

(g) To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC

(h) To exclude non-cash interest expense associated with debt issuance costs

(i) To primarily exclude the reimbursement of legal costs associated with a distribution agreement

(j) To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(k) The weighted average share number for the nine months ended March 31, 2021 is 39,340,670 for GAAP and 40,933,946 for the non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(In thousands, except percentages, share and per share data)

Nine months ended March 31, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expense	SG&A expense	Restructuring expenses	Asset impairment charges	Operating income	Other loss	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (l)
GAAP Reported	$407,824	$258,699	$23,497	$125,628	31%	$23,287	$60,876	$1,771	$15,607	$24,087	$(52,937)	$(28,850)	$(5,185)	$(23,665)	$(0.61)
Adjustments:
Amortization of intangibles (a)	-	-	(23,497)	23,497		-	-	-	-	23,497	-	23,497	-	23,497
Cody API business (b)	-	(2,911)	-	2,911		(552)	(433)	-	-	3,896	-	3,896	-	3,896
Depreciation on capitalized software costs (c)	-	-	-	-		-	(3,175)	-	-	3,175	-	3,175	-	3,175
Decommissioning of Philadelphia sites (d)	-	(1,484)	-	1,484		-	-	-	-	1,484	-	1,484	-	1,484
Branded prescription drug fee (e)	-	-	-	-		-	(2,957)	-	-	2,957	-	2,957	-	2,957
Restructuring expenses (f)	-	-	-	-		-	-	(1,771)	-	1,771	-	1,771	-	1,771
Asset impairment charges (g)	-	-	-	-		-	-	-	(15,607)	15,607	-	15,607	-	15,607
Non-cash interest (h)	-	-	-	-		-	-	-	-	-	11,001	11,001	-	11,001
Loss on extinguishment of debt (i)	-	-	-	-		-	-	-	-	-	2,145	2,145	-	2,145
Other (j)	-	(1,585)	-	1,585		(29)	(2,578)	-	-	4,192	21	4,213	-	4,213
Tax adjustments (k)	-	-	-	-		-	-	-	-	-	-	-	13,942	(13,942)

Non-GAAP Adjusted	$407,824	$252,719	$-	$155,105	38%	$22,706	$51,733	$-	$-	$80,666	$(39,770)	$40,896	$8,757	$32,139	$0.76

(a) To exclude amortization of purchased intangible assets primarily related to the acquisitions of KUPI and Silarx Pharmaceuticals, Inc.

(b) To exclude the operating results of the ceased Cody API business

(c) To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(d) To exclude the costs related to the decommissioning and shutdown of the Philadelphia manufacturing and distribution sites, including costs to transfer        products to other locations

(e) To exclude the federally mandated branded prescription drug fee related to Levothyroxine, a product the Company no longer sells

(f) To exclude expenses associated with the Cody API Restructuring Plan

(g) To exclude impairment charges primarily associated with an agreement to distribute Methylphenidate AB

(h) To exclude non-cash interest expense associated with debt issuance costs

(i) To exclude the loss on extinguishment of debt primarily related to the partial repayment of the outstanding Term Loan A balance

(j) To primarily exclude accrued separation costs related to the Company's former Chief Financial Officer, COVID-19 special recognition payments, as well as       legal settlements, partially offset by gains on sales of assets previously held for sale

(k) To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates

(l) The weighted average share number for the nine months ended March 31, 2020 is 38,539,850 for GAAP and 44,248,722 for the non-GAAP earnings (loss) per      share calculations. Effective with the 4.5% Senior Convertible Note issued on September 27, 2019, the diluted earnings per share was calculated based on the      "if-converted" method.

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
March 31, 2021
Net loss	$(7,142)

Interest expense	12,631
Depreciation and amortization	9,628
Income tax benefit	(2,544)
EBITDA	12,573

Share-based compensation	1,863
Inventory write-down	399
Investment income	(80)
Other non-operating loss	(18)
Other (a)	2,300
Adjusted EBITDA (Non-GAAP)	$17,037

(a) To primarily exclude the reimbursement of legal costs associated with a distribution agreement, as well as the operating results of the ceased Cody API business

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2021 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$480 - $500	-		$480 - $500
Gross margin percentage	approx. 14% to 16%	10%	(a)	approx. 24% to 26%
R&D expense	$26 - $28	-		$26 - $28
SG&A expense	$62 - $64	$(10)	(b)	$52 - $54
Restructuring expense	$4	$(4)	(c)	-
Asset impairment charges	$198	$(198)	(d)	-
Interest and other	approx. $71	$(27)	(e)	approx. $44
Effective tax rate	approx. 27% to 28%	-		N/A
Income tax expense (benefit)	N/A	-		$1 - $(1)	(f)
Adjusted EBITDA	N/A	N/A		$75 - $85
Capital expenditures	$10 - $15	-		$10 - $15

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI"), write-downs for excess and obsolete inventory related to the discontinuance of certain product lines, and consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC

(b) The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition and the reimbursement of legal costs associated with a distribution agreement

(c) To exclude expenses associated with the 2020 Restructuring Plan

(d) To exclude asset impairment charges primarily related to the KUPI product rights intangible assets

(e) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs and the anticipated loss on extinguishment of debt related to the refinancing of the Term Loan B in April 2021.

(f) The non-GAAP adjusted effective income tax rate was replaced with the dollar amount of income tax expense (benefit) to provide additional clarity around the anticipated expense (benefit) for Fiscal 2021. The non-GAAP adjusted income tax expense (benefit) reflects the impact of tax credits and deductions related to expected annual pre-tax income (loss) as well as the impact of the CARES Act, which allows the Company to carryback the expected taxable loss into a prior fiscal year, where the statutory tax rate was 35%.

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2021 Guidance
	Low	High
Net loss	$(214.7)	$(205.2)

Interest expense	71.0	71.0
Depreciation and amortization	55.0	55.0
Income taxes	(79.3)	(79.8)
EBITDA	(168.0)	(159.0)

Share-based compensation	9.0	9.0
Inventory write-down	27.0	28.0
Asset impairment charges	198.0	198.0
Restructuring expenses	4.0	4.0
Distribution agreement renewal costs	5.0	5.0
Adjusted EBITDA (Non-GAAP)	$75.0	$85.0

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Nine months ended
($ in thousands)	March 31,		March 31,
Medical Indication	2021	2020	2021	2020
Analgesic	$3,836	$2,811	$10,528	$6,806
Anti-Psychosis	11,678	27,858	38,023	78,588
Cardiovascular	16,573	21,746	52,623	67,325
Central Nervous System	24,509	18,566	71,648	57,154
Endocrinology	6,822	-	19,551	-
Gastrointestinal	16,817	20,745	52,492	56,020
Infectious Disease	10,610	21,749	55,586	51,722
Migraine	5,169	12,886	20,942	32,907
Respiratory/Allergy/Cough/Cold	2,548	2,966	6,241	8,747
Urinary	1,566	1,149	4,385	2,817
Other	8,617	8,051	24,661	27,847
Contract Manufacturing revenue	3,625	5,845	16,089	17,891
Net Sales	$112,370	$144,372	$372,769	$407,824